Exhibit 4.01
                     INCORPORATED IN THE STATE OF UTAH

No    XXXXX            DIVERSIFIED INDUSTRIES, INC.                 XXXXXX



PAR VALUE             100,000,000 SHARES AUTHORIZED         NON-ASSESSIBLE
$.01 PER SHARE                                           CUSIP NO. 255 266 207





     This Certifies that    VOID
     is the owner of


          fully paid and non-assessable Shares of the Common Stock of



                          DIVERSIFIED INDUSTRIES, INC.


     transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of __________ A.D. 19___.


SHARES NO VALID UNTIL COUNTERSIGNED
BY TRANSFER AGENT




_____________________________________                    _____________________
Transfer Agent   Authorized Signature                          President


Colonial Stock Transfer                                  _____________________
455 East 400 South #100                                        Secretary
Salt Lake City, UT 84111